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                                                                   Exhibit 10(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-96773 of First MetLife Investors Variable Annuity Account One on Form N-4 of our report dated March 31, 2005 relating to First MetLife Investors Variable Annuity Account One and our report dated April 25, 2005 relating to First MetLife Investors Insurance Company, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 5 to Registration Statement No. 333-96773, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
October 24, 2005